McGladrey & Pullen, LLP
Certified Public Accountants

                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (No. 333-50890) on Form S-8 of Main Street Trust, Inc. of our reports, dated February 11, 2005 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Main Street Trust, Inc. for the year ended December 31, 2004.


/s/ McGladrey & Pullen, LLP


Champaign, Illinois
March 15, 2005



McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.




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